                               HARTFORD HLS FUNDS
                          CLASS IA AND CLASS IB SHARES

                  PROSPECTUS SUPPLEMENT DATED OCTOBER 1, 2001

       Global Communications HLS Fund                       MidCap HLS Fund
       Global Financial Services HLS Fund                   MidCap Value HLS Fund
       Global Health HLS Fund                               Small Company HLS Fund
       Global Technology HLS Fund                           Stock HLS Fund
       Capital Appreciation HLS Fund                        Value HLS Fund
       Dividend and Growth HLS Fund                         Advisers HLS Fund
       Focus HLS Fund                                       Global Advisers HLS Fund
       Global Leaders HLS Fund                              Bond HLS Fund
       Growth and Income HLS Fund                           High Yield HLS Fund
       Index HLS Fund                                       Mortgage Securities HLS Fund
       International Capital Appreciation HLS Fund          Money Market HLS Fund
       International Opportunities HLS Fund
       International Small Company HLS Fund

This supplement updates the prospectuses dated May 1, 2001 and replaces the supplement dated July 1, 2001:

Please read the information below carefully. You should attach this supplement to the appropriate prospectus.

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      CHANGES IN THE INVESTMENT STRATEGY OF THE HARTFORD MIDCAP VALUE FUND

THE FOLLOWING REPLACES THE INFORMATION IN THE FIRST PARAGRAPH UNDER THE HEADING "INVESTMENT STRATEGY".

INVESTMENT STRATEGY. Under normal circumstances, the fund invests at least 80% of its total assets in mid capitalization companies. Mid capitalization companies are defined by the Fund as companies with market capitalizations equaling or exceeding $500 million but not exceeding the largest market capitalization of the Russell Mid-Cap Index Range. The fund may invest up to 20% of its total assets in securities of foreign issuers.

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                       CHANGES IN FUND PORTFOLIO MANAGERS

THE FOLLOWING INFORMATION REPLACES THE DESCRIPTIONS LISTED UNDER PORTFOLIO MANAGER FOR THE APPLICABLE FUND:

DIVIDEND AND GROWTH HLS FUND

The fund is managed by Edward P. Bousa.

Mr. Bousa is Vice President of Wellington Management and has served as portfolio manager of the fund since July, 2001. Mr. Bousa joined Wellington Management in 2000 and has been an investment professional since 1980. Previously Mr. Bousa was employed by Putnam Investments from 1992-2000, Fidelity Management Trust Company from 1984-1992, and Louis Dreyfus Corporation from 1980-1982.

FOCUS HLS FUND AND STOCK HLS FUND

The funds are managed by Rand L. Alexander with Maya K. Bittar as Associate Portfolio Manager.

Mr. Alexander is Senior Vice President of Wellington Management and has served as portfolio manager of the Focus HLS Fund since April, 2001 and the Stock HLS Fund since 1992. Mr. Alexander joined Wellington Management in 1990 and has been an investment professional since 1976.

Ms. Bittar is Vice President of Wellington Management and has been Associate Portfolio Manager of each fund since July, 2001. She joined Wellington Management in 1998 and has been an investment professional since 1986. Previously she was employed by Firstar Investment Research and Management Company from 1993-1998, McMahan Securities Company, L.P. from 1992-1993 and by Firstar Corporation from 1986-1988.

                                                              HARTFORD HLS FUNDS
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GLOBAL LEADERS HLS FUND

The fund is managed by Andrew S. Offit. Mr. Offit is Senior Vice President of Wellington Management and has served as portfolio manager or co-portfolio manager of the fund since its inception in 1998. Mr. Offit joined Wellington Management in 1997 and has been an investment professional since 1987.

MIDCAP VALUE HLS FUND

The fund is managed by Wellington Management using a team of analysts that specialize in value oriented investing led by James N. Mordy. Mr. Mordy is Senior Vice President of Wellington Management and has led the team since April, 2001. He joined Wellington Management in 1985 and has been an investment professional since that time.

GLOBAL ADVISERS HLS FUND

The fund is managed by Andrew S. Offit, Robert L. Evans and Scott M. Elliott.

Mr. Offit is Senior Vice President of Wellington Management and has served as portfolio manager since 2001, and associate portfolio manager since 1997, of the equity component of the fund . Mr. Offit joined Wellington Management in 1997 and has been an investment professional since 1987.

Mr. Evans is Senior Vice President of Wellington Management and has managed the debt component of the fund since inception in 1995. He joined Wellington Management in 1995 and has been an investment professional since that time.

Mr. Elliott is a Vice President of Wellington Management and has managed the asset allocation of the fund since 2001. He joined Wellington Management in 1994 and has been an investment professional since 1990.